News Release

 FRITZ COMPANIES ANNOUNCES SHARE REPURCHASE AUTHORIZATION
SAN FRANCISCO,September 16, 1998 - Fritz Companies, Inc. (NASDAQ: FRTZ) announced today that its Board of Directors has authorized the purchase of up to $5 million of the Company's common stock.

"We believe that recent events in the securities markets contradict what we believe to be the near term outlook for our business and the customers we service therefore our security represents an excellent investment", said Chairman and CEO Lynn C. Fritz.

Fritz Companies, Inc. is a leader in global transportation and logistics. Providing flexible service options ranging from integrated logistics programs to traditional freight forwarding and customs brokerage, Fritz develops, implements and delivers worldwide supply chain solutions for its clients. The Fritz worldwide network is comprised of more than 10,000 staff operating across 480 locations, present in 115 countries, linked together by systems.

Fritz Companies, Inc. (NASDAQ: FRTZ) is headquartered at 706 Mission Street, San Francisco, CA 94103, (415) 904-8360. All recent information releases are available via fax-on-demand service accessed by dialing 888-286-6419. Additional information is available via the Internet: http://www.fritz.com

In this press release, the Company makes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations. Also, when we use any of the words "believes", "expects", "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of the Company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You are referred to the Company's filings with the SEC for detailed recitation of such risks and uncertainties.

The description of risks and uncertainties is intended to qualify such forward-looking statements in order to invoke the "safe harbor" provided by the Private Securities Litigation Reform Act of 1995.

CONTACT: Graeme Stewart, Fritz Companies, Inc., Tel: (415) 538-0444